UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1
                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 24, 2003 (April 14, 2003)



                                   PACEL CORP.
          -----------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


Virginia                        000-31935                        54-1712558
---------------             ----------------                 -----------------
(State or other             (Commission                   (IRS Employer
jurisdiction                     file number)             Identification No.)
of incorporation)

7900 Sudley Road, Suite 619
Manassas, Virginia                                               20109
-------------------------                                     ----------------
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (703) 257-4759



Copy of Communications to:     Donald F. Mintmire
                               Mintmire & Associates
                               265 Sunrise Avenue, Suite 204
                               Palm Beach, FL 33480
                               Phone: (561) 832-5696
                               Fax:   (561) 659-5371

Filed herewith are the financial statements and pro forma financial information required to be filed by Item 7 of Form 8-K in connection with the Company's acquisition of all of the outstanding capital stock of BeneCorp Business Services, Inc. ("BeneCorp") as reported in the Current Report on Form 8-K, filed with the Commission on April 29, 2003, to which this Amendment No. 1 relates:

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired

     Report of Independent Accountants

     Balance Sheet of BeneCorp Business Services, Inc. at December 31, 2002

     Statement of Operations of BeneCorp Business Services, Inc. for the year ended December 31, 2002

     Statement of Changes in Stockholders' Equity of BeneCorp Business Services, Inc. for the year ended December 31, 2002

     Statement of Cash Flows of BeneCorp Business Services, Inc. for the year ended December 31, 2002

     Notes to Financial Statements of BeneCorp Business Services, Inc. for the year ended December 31, 2002

     Balance Sheet of BeneCorp Business Services, Inc. as of March 31, 2003 (Unaudited)

     Statement of Operations of BeneCorp Business Services, Inc. for the three months ended March 31, 2003 (Unaudited)

     Statement of Changes in Stockholders' Equity of BeneCorp Business Services, Inc. for the three months ended March 31, 2003 (Unaudited)

     Statement of Cash Flows of BeneCorp Business Services, Inc. for the three months ended March 31, 2003 (Unaudited)

     Notes to Financial Statements of BeneCorp Business Services, Inc. for the three months ended March 31, 2003 (Unaudited)

(b)  Pro Forma Financial Information

     Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

     Unaudited Pro Forma Condensed Consolidated Balance Sheet of Pacel Corp. and BeneCorp Business Services, Inc. at March 31, 2003

     Unaudited Pro Forma Condensed Consolidated Statement of Operations for Pacel Corp. and BeneCorp Business Services, Inc. for the three months ended March 31, 2003

     Unaudited Pro Forma Condensed Consolidated Statement of Operations for Pacel Corp. and BeneCorp Business Services, Inc. for the year ended December 31, 2002.

     Notes to Unaudited Pro Forma Condensed Consolidated Financial Information



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 11, 2003


                                   PACEL CORP.




                                   /s/ David E. Calkins
                                   ---------------------------------------------
                                   David E. Calkins, President, CEO and Chairman

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To The Board of Directors
BeneCorp Business Services, Inc.

We have audited the accompanying balance sheet of BeneCorp Business Services, Inc. as of December 31, 2002 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Benecorp. Business Services, Inc. as of December 31, 2002 and results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(g) to the financial statements, the Company had losses for the past several years and requires additional capital to continue operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1(g). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                   /s/ Peter C. Cosmas Co., CPAs

                                                       Peter C. Cosmas Co., CPAs


370 Lexington Ave.
New York, NY 10017

June 20, 2003

                        BeneCorp Business Services, Inc.
                                  Balance Sheet
                                December 31, 2002

                                     ASSETS

Current Assets:
       Cash                                                                     $  233,370
       Accounts receivable                                                          34,239
       Other receivables                                                            13,105
       Prepaid expenses                                                             23,967
       Workers compensation insurance deposit                                       30,857
                                                                                ----------

                Total current assets                                               335,538

Property and equipment, net of accumulated depreciation                             11,600
                                                                                ----------

                Total assets                                                    $  347,138
                                                                                ==========


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
       Accounts payable and accrued expenses                                    $  281,816
       Payroll tax and payroll related liabilities                                 718,750
       Deferred client revenue                                                      20,112
       Lease payable                                                                16,069
       Loan payable to Pacel Corp.                                                  96,000
       Loans payable to officers/stockholders                                      304,019
                                                                                ----------

                Total current liabilities                                        1,436,766
                                                                                ----------

Commitments and contingencies                                                            -

Common stock, $.10 par value; 3,000 shares authorized
       and 2,940 shares outstanding                                                    294
Additional paid-in capital                                                           2,706
Retained deficit                                                                (1,092,628)
                                                                                ----------

                Total stockholders' equity (deficit)                            (1,089,628)
                                                                                ----------

                Total liabilities and stockholders' equity                      $  347,138
                                                                                ==========



                 See accompanying notes to financial statements

                        BeneCorp Business Services, Inc.
                             Statement of Operations
                      For the year ended December 31, 2002


Revenue                                                                         $    709,999
Cost of sales                                                                        351,162
                                                                                ------------

       Gross profit                                                                  358,837

Operating costs and expenses:
       Depreciation and amortization                                                  12,550
       Interest expense                                                               36,084
       General and administrative expenses                                           781,507
                                                                                ------------

                Total operating costs and expenses                                   830,141
                                                                                ------------

                Net loss from operations                                            (471,304)
                                                                                ------------

Other income (expenses):
       Cash surrender value of life insurance                                        126,527
       Gain on the disposal of assets                                                  9,447
       Write off of related party receivable                                        (439,913)
                                                                                ------------

                Total other income (expenses)                                       (303,939)
                                                                                ------------

                Net loss                                                          $ (775,243)
                                                                                ============





                 See accompanying notes to financial statements

                        BeneCorp Business Services, Inc.
                  Statement of Changes in Stockholders' Equity
                      For the year ended December 31, 2002



                                                          Additional
                                   Common Stock             Paid-in           Retained
                               Shares        Amount         Capital           Deficit           Total
                              -------------------------------------------------------------------------

December 31, 2001                 2,940   $        294   $        2,706    $   (317,385)    $   (314,385)

Net loss                              -              -                -        (775,243)        (775,243)
                            -----------   ------------   --------------    ------------     ------------

December 31, 2002                 2,940   $        294   $        2,706    $ (1,092,628)    $ (1,089,628)
                            ===========   ============   ==============    ============     ============











                 See accompanying notes to financial statements

                        BeneCorp Business Services, Inc.
                             Statement of Cash Flows
                      For the year ended December 31, 2002


Cash flows from operating activities:
       Net loss $  (775,243)
       Adjustments to reconcile net loss to net
           cash provided by operating activities:
           Depreciation and amortization                                              12,550
           Cash value of life insurance                                              126,527
           Changes in assets and liabilities:
                Accounts receivable                                                   58,567
                Workers compensation deposits                                            100
                Prepaid expenses and other current assets                            (23,967)
                Other receivables                                                    427,493
                Accounts payable and accrued expenses                                147,110
                Payroll taxes and payroll related liabilities                        407,414
                Deferred client income                                                20,112
                                                                                ------------

           Net cash provided by operating activities                                 400,663
                                                                                ------------

Cash flows from investing activities:
       Sale of property and equipment                                                  9,447
                                                                                ------------

           Net cash provided by investing activities                                   9,447
                                                                                ------------

Cash flows from financing activities:
       Loans from officers/stockholders                                               49,686
                                                                                ------------

           Net cash provided by financing activities                                  49,686
                                                                                ------------

           Net increase in cash and cash equivalents                                 459,796

           Cash and cash equivalents, beginning of year                             (226,426)
                                                                                ------------

Cash and cash equivalents, end of year                                          $    233,370
                                                                                ============

Supplemental  disclosures  of cash flow  information:
        Cash paid during the year for:

                Interest          $36,085

                Taxes                 -0-


                 See accompanying notes to financial statements

                        BeneCorp Business Services, Inc.
                        Notes to the Financial Statements
                                December 31, 2002

NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)   Nature of the business

     BeneCorp Business Services Inc. (the"Company") was organized under the laws of the State of Texas in 1988. The Company is a professional employer organization ("PEO"). As a PEO, the Company provides a broad range of human resource functions, including payroll and benefits administration, health and workers' compensation insurance programs and personnel records management.

b)   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

c)   Revenue Recognition

     The gross billings that the Company charges its clients under its Professional Services Agreement include each worksite employee's gross wages, payroll taxes, workers' compensation premiums, a service fee and, to the extent elected by the clients, health and welfare benefit plan costs and other ancillary fees. The Company's service fee, which is computed as a percentage of gross wages is intended to yield a profit to the Company and to cover the cost of certain employment-related employer taxes and administrative and field services provided by the Company to the client, including payroll administration, record keeping, risk management, human resources, and regulatory compliance consultation. The component of the service fee related to administration varies according to the size of the client, the amount and frequency of payroll payments and the method of delivery of such payments. The component of the service fee related to unemployment insurance is based, in part, on the client's historical claims experience. All charges by the Company are invoiced along with each periodic payroll delivered to the client.

     The Company reports revenues from service fees in accordance with Emerging Issues Task Force ("EITF") No. 99-19, Reporting Revenue Gross as a
     Principal versus Net as an Agent. The Company reports as revenues, on a gross basis, the total amount billed to clients for administration service fees, retirement plan fees, workers' compensation premiums and unemployment insurance fees. The Company reports revenues on the gross basis for these fees because the Company is the primary obligor and deemed to be the principal in these transactions under EITF No. 99-19. The Company now reports revenues on a net basis for the amount billed to clients for worksite employee salaries,

                        BeneCorp Business Services, Inc.
                        Notes to the Financial Statements
                                December 31, 2002

     wages and payroll-related taxes less amounts paid to worksite employees and taxing authorities for these salaries, wages and taxes. The Company accounts for its revenues using the accrual method of accounting. Under the accrual method of accounting, the Company recognizes its revenues in the period in which the worksite employee performs work. The Company accrues revenues and unbilled receivables for service fees relating to work performed by worksite employees but unpaid at the end of each period. In addition, the related costs of services are accrued as a liability for the same period. Subsequent to the end of each period, such costs are paid and the related PEO service fees are billed.

d)   Plant, Property and Equipment

     The cost of the plant, property and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed utilizing principally the straight-line method of financial reporting purposes and on various cost recovery methods for income tax purposes.

     Maintenance and repairs were charged to operational. Improvements and renewals are capitalized. When plant, property, and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

e)   Income Taxes

     The Company records income tax expense using the asset and liability method of accounting for deferred income taxes. Under such method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement carrying values and the income tax bases of the Company's assets and liabilities.

                        BeneCorp Business Services, Inc.
                        Notes to the Financial Statements
                                December 31, 2002

f)   Statement of Cash Flows

     For purposes of the Statement of Cash Flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

g)   Basis of Financial Statement Presentation

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has generated losses over the past several years. In addition the PEO industry is undergoing many regulatory changes, which has affected the Companies ability to remain profitable. These factors indicate that the Company's continuation, as a going concern is dependent upon its ability to obtain adequate financing and to identify profitable areas of the PEO business.


NOTE 2 -- PLANT, PROPERTY AND EQUIPMENT

Plant, property and equipment consisted of the following:

        Computer and Office equipment      $ 122,101
        Less: Accumulated Depreciation       110,501
                                           ---------
                                           $  11,600

Depreciation expense totaled $12,550 for the year ended December 31,2002.



NOTE 3 -- NOTE PAYABLE - OFFICERS

The two officers have loaned the Company a total of $304,019. They consist of two lines of credit totaling $167,436, bearing interest rates of 6.25% and 5.25%, calculated on a monthly basis, and $136,583 in unsecured loans that bear no interest.

                        BeneCorp Business Services, Inc.
                        Notes to the Financial Statements
                                December 31, 2002


NOTE 4 -- COMMITMENTS AND CONTINGINCIES

Lease Agreements

The Company leases space in Allen, Texas. The lease commenced on January 1, 2002 and terminates December 31, 2002 and will continue on an annual renewal basis thereafter. With annual incremental minimum rent requirements of $89,220.

     Future minimum rents under this lease are as follows:

                December 31,
                -------------

                2003     $ 100,714
                2004         7,510
                         ---------
                         $ 108,224

     Rent payments of $61,195 were made in 2002.


NOTE 5 -- RETIREMENT PLANS

The Company maintains the BeneCorp I 401(k) Profit Sharing Plan (the "Plan") open to enrollment to all employees based on client-elected participation and the Company's internal employees. The Plan is a multiple-employer plan that became effective on January 1, 1995. The Plan is intended to qualify as a "Safe Harbor 401(k) Plan" and has been updated in accordance with recent IRS regulations. Each of the Company's clients that have adopted the Plan has the ability to adjust the Plan participation guidelines to meet the client's specific needs as allowed by the governing plan document.

The Company's internal employees who participate in the Plan receive an employer matching contribution of fifty percent (50%) of the first six percent (6%) of salary contributed to plan by the employee. Company employees must be twenty-one
(21) years of age and 1,000 hours of service by the semi-annual enrollment dates of January 1 and July 1 in order to be eligible for participation. For the year ended December 31, 2002, the Company made matching contributions of $3,271 for company employees.

Investments in the Plan are made through the Travelers Insurance Company, with over twenty (20) investment options to choose from.

                        BeneCorp Business Services, Inc.
                        Notes to the Financial Statements
                                December 31, 2002

NOTE 6 -- INCOME TAXES

The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2002 the Company had no material current tax liability, deferred tax assets, or liabilities respectively. The Company has available a net operating loss carry forward of approximately $600,000 for tax purposes to offset future taxable income. The net operating loss carry forwards expire in 2012-2020.


NOTE 7 -- CONCENTRATION OF CREDIT RISK

The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company places its cash and temporary cash investments in high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.


NOTE 8 -- DEFERRED INCOME

The Company had $20,112 of deferred income at December 31, 2002, consisting of a customer deposit for a January 1, 2003 payroll.


NOTE 9- RETLATED PARTY TRANSACTIONS

The Company wrote off a receivable in the amount of $439,913 from STI, Inc. (owned by the two stockholders) . At the present time STI is not an operating company and has not ability to repay the receivable.


NOTE 10 -- SUBSEQUENT EVENTS

In April 2003, the stockholders (the "Sellers") of the Company signed an agreement to sell 100%, or 2,940 shares, of the outstanding capital stock of the Company to Pacel Corp. (the "Buyer"). The buyer will assume approximately $1,000,000 of debt in connection with the purchase. The Sellers will receive $216,000 in cash and 200,000 shares of Section 144 restricted common stock of the Buyer. In 2002,

                        BeneCorp Business Services, Inc.
                                  Balance Sheet
                                 March 31, 2003
                                   (Unaudited)


                                     ASSETS

Current Assets:
       Cash                                                                     $  360,744
       Accounts receivable                                                           5,253
       Other receivables                                                            13,105
       Loans from officers/stockholders                                             10,000
       Prepaid expenses                                                             42,542
       Workers compensation insurance deposit                                       55,842
                                                                                ----------

                Total current assets                                               487,486

Property and equipment, net of accumulated depreciation                              9,159
                                                                                ----------

                Total assets                                                    $  496,645
                                                                                ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY DEFICIT

Current Liabilities:
       Accounts payable and accrued expenses                                    $   51,244
       Payroll tax and payroll related liabilities                                 372,282
       Deferred client revenue                                                   1,228,746
       Current portion of leases payable                                             9,066
       Loan payable to Pacel Corp.                                                  96,000
       Loans payable to officers/stockholders                                            -
                                                                                ----------

                Total current liabilities                                        1,757,338
                                                                                ----------

Long-term portion of leases payable                                                  4,869
Commitments and contingencies                                                            -

Common stock, $.10 par value; 3,000 shares authorized
       and 2,940 shares outstanding                                                    294
Additional paid-in capital                                                           2,706
Retained deficit                                                                (1,268,562)
                                                                                ----------

                Total stockholders' equity (deficit)                            (1,265,562)
                                                                                ----------

                Total liabilities and stockholders' equity                      $  496,645
                                                                                ==========

                        BeneCorp Business Services, Inc.
                             Statement of Operations
                    For the three months ended March 31, 2003
                                   (Unaudited)


Revenue                                                          $   276,470
Cost of sales                                                        242,809
                                                                 -----------

       Gross profit                                                   33,661
                                                                 -----------

Operating costs and expenses:
       Depreciation and amortization                                   2,442
       Interest expense                                                8,776
       General and administrative expenses                           198,377
                                                                 -----------

                Total operating costs and expenses                   209,595
                                                                 -----------

                Net loss from operations                         $  (175,934)
                                                                 ===========

                        BeneCorp Business Services, Inc.
                             Statement of Cash Flows
                    For the Three Months ended March 31, 2003
                                   (Unaudited)

Cash flows from operating activities:
       Net loss $  (175,934)
       Adjustments to reconcile net loss to net
           cash provided by operating activities:
           Depreciation and amortization                                              2,441
           Changes in assets and liabilities:
                Accounts receivable                                                  28,986
                Workers compensation deposits                                       (24,985)
                Prepaid expenses and other current assets                           (18,575)
                Accounts payable and accrued expenses                              (230,575)
                Payroll taxes and payroll related liabilities                      (346,468)
                Deferred client income                                            1,208,634
                                                                                -----------

           Net cash provided by operating activities                                443,524
                                                                                -----------

Cash flows from investing activities:
       Sale of property and equipment                                                     -
                                                                                -----------

           Net cash provided by investing activities                                      -
                                                                                -----------

Cash flows from financing activities:
       Loans from officers/stockholders                                            (146,580)
       Repayments of lines of credit                                               (167,436)
       Payments on leases payable                                                    (2,134)
                                                                                -----------

           Net cash used by financing activities                                   (316,150)
                                                                                -----------

           Net increase in cash and cash equivalents                                127,374

           Cash and cash equivalents, beginning of year                             233,270
                                                                                -----------

Cash and cash equivalents, end of period                                        $   360,744
                                                                                ===========


Supplemental disclosures of cash flow information:
        Cash paid during the year for:

           Interest            $   8,731

           Taxes               $       -

           INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL INFORMATION

On April 12, 2003, Pacel Corp. (the "Company"), acquired all of the outstanding capital stock of BeneCorp Business Services, Inc. ("BeneCorp"), pursuant to a Stock Purchase Agreement (the "Agreement") dated as of April 12, 2003, by and between the Company, BeneCorp and Gordon Swor and Gordon Hanson, as the sole shareholders of BeneCorp.

The aggregate consideration paid by the Company in exchange for all of the outstanding capital stock of BeneCorp consists of the following: (1) and initial closing payment of $1,000; (2) additional cash consideration of $215,000; (3)
Section 144 restricted shares of the capital stock of the Company valued at $200,000, the value determined based on 70% of the closing price of the stock of the Company on the date of closing; and (5) the assumption of liabilities totaling approximately $1,000,000.

The acquisition will be accounted for using the purchase method of accounting. The purchase price will be allocated to the estimated fair value of the assets acquired and liabilities assumed. The estimated fair value of the assets and liabilities assumed approximated the historical cost basis, and the preliminary purchase price allocation indicates goodwill of approximately $1,688,620. The consideration paid to date by the Company has been funded by the Company existing equity lines of credit obtained through the issuance of common stock.

The following unaudited pro forma condensed consolidated balance sheet assumes that the acquisition of BeneCorp was consummated as of March 31, 2003 and presents a preliminary allocation of the purchase price over historical net book value and is for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the purchase has been consummated on such dates, nor is it necessarily indicative of future operating results or financial position. . Actual fair values will be based on financial information as of the acquisition date. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2002 and the three months ended March 31, 2003 give effect to the acquisition as if it had occurred on January 1, 2002.

The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present the Company's pro forma combined financial position and results of its combined operations in accordance with Article 11 of Regulation S-X of the Securities Exchange Act of 1934 based upon available information and certain assumptions considered reasonable under the circumstances.

The unaudited pro forma combined financial information should be read in conjunction with the audited financial statements of the Company and the notes thereto.

                                   Pacel Corp.
            Unaudited Pro Forma Consolidated Condensed Balance Sheet
                              As of March 31, 2003


                                                        BeneCorp
                                                        Business
                                         Pacel          Services,         Pro Forma          Pro Forma
                                         Corp.              Inc.         Adjustments       Consolidated
                                    --------------------------------------------------------------------
                ASSETS
Current Assets:
    Cash                             $   211,545      $   360,744      $  (216,000)   (1)   $   452,289
    Accounts receivable                        -            5,253                -                5,253
    Deposit on BeneCorp
       acquisition                        96,000                -          (96,000)   (3)             -
    Workers' compensation
       insurance deposit                       -           55,842                -               55,842
    Prepaid expenses                           -           42,542                                42,542
    Loans from officers                        -           10,000                -               10,000
    Other receivables                     46,164           13,105                -              59,269
                                     -----------      -----------      -----------          -----------
       Total current assets              353,709          487,486         (216,000)             625,195

Property and equipment, net               23,713            9,159           10,179  (4,5)        43,051
Goodwill                                       -                -        1,688,620    (6)     1,592,620
Other assets                               3,991                -                -                3,991
                                     -----------      -----------      -----------          -----------

       Total assets                  $   381,413      $   496,645      $ 1,386,800          $ 2,264,858
                                     ===========      ===========      ===========          ===========

                                   Pacel Corp.
            Unaudited Pro Forma Consolidated Condensed Balance Sheet
                                 March 31, 2003

                                                        BeneCorp
                                                        Business
                                         Pacel          Services,         Pro Forma          Pro Forma
                                         Corp.              Inc.         Adjustments       Consolidated
                                    --------------------------------------------------------------------
LIAIBILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
    Accounts payable                 $ 1,299,520     $     51,242                -          $ 1,350,762
    Accrued expenses                     259,381                -           20,000   (7)        279,381
    Payroll taxes and payroll
       related liabilities                     -          372,282                -              372,282
    Deferred revenues                          -        1,228,746                -            1,228,746
    Loans payable officers             1,006,839                -                -            1,006,839
    Notes payable                        873,750           96,000          (96,000)  (3)        873,750
    Current portion of long-
       term debt                               -            9,066                -                9,066
    Note payable - Bank                   35,437                -                -               35,437
                                     -----------      -----------      -----------          -----------
       Total current liabilities       3,474,927        1,757,337          (76,000)           5,156,264

Convertible debentures                   287,618                -                -              287,618
Long-term debt                                 -            4,869                -                4,869
                                     -----------      -----------      -----------          -----------

       Total liabilities               3,762,545        1,762,207          (76,000)           5,448,752
                                     -----------      -----------      -----------          -----------

Common stock                          11,365,769              294          199,706 (2,8)    11,565,769
Preferred stock                           11,320                -                -               11,320
Additional paid-in capital                     -            2,706           (2,706)  (8)              -
Cumulative currency
    translation adjustment               (18,720)               -                -              (18,720)
Retained deficit                     (14,739,501)      (1,268,562)       1,265,800 (5,8)    (14,742,263)
                                     -----------      -----------      -----------          -----------
       Total stockholders
           equity                     (3,381,132)      (1,265,562)       1,462,800           (3,183,894)
                                     -----------      -----------      -----------          -----------

       Total liabilities and
          stockholders
          equity                     $   381,413      $   496,645      $ 1,386,800          $ 2,264,858
                                     ===========      ===========      ===========          ===========

                   The accompanying notes are an integral part
                         to these financial statements.

                                   Pacel Corp.
       Unaudited Pro Forma Consolidated Condensed Statement of Operations
                    For the three months ended March 31, 2003

                                                        BeneCorp
                                                        Business
                                         Pacel          Services,         Pro Forma          Pro Forma
                                         Corp.              Inc.         Adjustments       Consolidated
                                    --------------------------------------------------------------------

Revenue                              $       583      $   276,470                -          $   277,053
Cost of sales                                  -          242,809                -              242,809
                                     -----------      -----------      -----------          -----------

    Gross profit                             583           33,661                -               34,244

Depreciation and
    amortization                           1,248            2,442              320   (5)          4,010
Interest expense                          27,556            8,776                -               36,332
Sales and marketing                        1,014                -                -                1,014
General and administrative               309,615          198,377                -              507,992
                                     -----------      -----------      -----------          -----------

    Total operating costs                339,433          209,595              320              548,348

Other income (expenses)                        -                -                -                    -
                                     -----------      -----------      -----------          -----------

Net loss                             $  (338,850)     $  (175,934)     $      (320)         $  (515,104)
                                     ===========      ===========      ===========          ===========


Net loss per share:
    Basic                            $     (0.01)                                           $     (0.02)
    Diluted                          $     (0.01)                                           $     (0.02)

Weighted average shares
    outstanding:
    Basic                             27,296,056                                             27,496,056
    Diluted                           27,296,056                                             27,496,056


                   The accompanying notes are an integral part
                         to these financial statements.

                                   Pacel Corp.
       Unaudited Pro Forma Consolidated Condensed Statement of Operations
                      For the year ended December 31, 2003

                                                        BeneCorp
                                                        Business
                                         Pacel          Services,         Pro Forma          Pro Forma
                                         Corp.              Inc.         Adjustments       Consolidated
                                    --------------------------------------------------------------------
Revenue                              $   298,419     $    709,999                -          $ 1,008,418
Cost of sales                            281,339          351,162                -              632,501
                                     -----------      -----------      -----------          -----------

    Gross profit                          17,080          358,837                -              375,917

Research and development                   9,121                -                -                9,121
Depreciation and
    amortization                          55,618           12,550           (1,502)  (5)         66,666
Interest expense                         141,450           36,084                -              177,534
Sales and marketing                      218,313                -                -              218,313
Financing expenses                       235,509                -                -              235,509
General and administrative             4,149,052          781,507                -            4,930,559
                                     -----------      -----------      -----------          -----------

    Total operating costs              4,809,063          830,141           (1,502)           5,637,702

Other income (expenses):
    Cash surrender value
      of life insurance                        -          126,527                -              126,527
    Gain on disposal of assets                 -            9,447                -                9,447
    Write-off of related
      party receivable                         -         (439,913)                -            (439,913)
                                     -----------      -----------      -----------          -----------

Loss before extraordinary
    Items                             (4,791,183)        (775,243)           1,502           (5,565,724)
                                     -----------      -----------      -----------          -----------

Gain on extinguishment
    of debt                              426,150                -                -              426,150
Discontinued operations:
    Loss from operations                (220,268)               -                -             (220,268)
    Gain on disposal                     177,817                -                -              177,817
Cumulative effect of
    accounting change                   (407,049)               -                -             (407,049)
                                     -----------      -----------      -----------          -----------

Net loss                             $(4,815,333)     $  (775,243)     $     1,502          $(5,589,074)
                                     ===========      ===========      ===========          ===========


                   The accompanying notes are an integral part
                         to these financial statements.

                                   Pacel Corp.
       Unaudited Pro Forma Consolidated Condensed Statement of Operations
                      For the year ended December 31, 2003



                                                        BeneCorp
                                                        Business
                                         Pacel          Services,         Pro Forma          Pro Forma
                                         Corp.              Inc.         Adjustments       Consolidated
                                    --------------------------------------------------------------------
Net loss per share:
    Basic                            $     (0.33)                                           $     (0.37)
    Diluted                          $     (0.33)                                           $     (0.37)

Weighted average shares
    outstanding:
    Basic                             14,714,561                                             14,914,561
    Diluted                           14,714,561                                             14,914,561









                   The accompanying notes are an integral part
                         to these financial statements.

                                   Pacel Corp.
  Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

The pro forma adjustments give effect to the acquisition of BeneCorp as if the transaction was consummated on March 31, 2003. The pro forma balance sheet adjustments are as follows:

(1)  To reflect the cash consideration paid to the shareholders of BeneCorp.

(2) To reflect restricted stock issued as consideration to the shareholders of BeneCorp.

(3)  To eliminate intercompany advances made to BeneCorp.

(4)  To adjust assets acquired to fair market value.

(5)  To reflect adjustment of depreciation of fixed assets.

(6)  To reflect goodwill as a result of the acquisition as follows:

           Cash consideration                        $    216,000
           Stock issued                                   200,000
           Liabilities assumed                          1,762,207
           Fees paid                                       20,000
           Less fair value of assets acquired            (509,586)
                                                     ------------

           Estimated goodwill acquired                  1,688,620
                                                     ============

(7)  To record accrual of direct acquisition costs.

(8)  To eliminate the historical stockholders' equity of BeneCorp.